Exhibit 10.2

SEMGROUP ENERGY PARTNERS G.P., L.L.C.
LONG-TERM INCENTIVE PLAN

DIRECTOR RESTRICTED COMMON UNIT AGREEMENT

This Restricted Common Unit Agreement (“Agreement”) between SemGroup Energy Partners G.P., L.L.C. (the “Company”) and _________________ (the “Participant”), a Director of the Company, regarding an award (“Award”) of _______ Common Units (as defined in the SemGroup Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Plan”)) granted to the Participant on _____________ (the “Grant Date”), such number of Common Units (the “Restricted Common Units”) subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

1. Relationship to Plan.  This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2. Vesting Schedule.

(a) This Award shall vest and the Restricted Period with respect to the Restricted Common Units subject thereto shall end in installments in accordance with the following schedule:

Date	Vested Increment	Total Vested Percentage
10/01/09	33 1/3%	33 1/3%
10/01/10	33 1/3%	66 2/3%
10/01/11	33 1/3%	100%

The number of Restricted Common Units that vest as of each date described above will be rounded down to the nearest whole Restricted Common Unit, with any remaining Restricted Common Units to vest with the final installment.  The Participant must be continuously serving as a Director from the Grant Date through the applicable vesting date in order for the Award to become vested with respect to additional Restricted Common Units on such date.

(b) All Restricted Common Units subject to this Award shall vest upon the occurrence of a Change of Control, irrespective of the limitations set forth in subparagraph (a) above, provided that the Participant has been continuously serving as a Director from the Grant Date through the date of the Change of Control.

3. Forfeiture of Award.  If the Participant’s service with the Company or any of its Affiliates terminates for any reason all unvested Restricted Common Units shall be immediately forfeited as of the date of the Participant’s termination; provided, however, the Restricted Common Units shall become fully vested with respect to all of the Restricted Common Units subject to this Award on the date on which the Participant experiences a Qualifying Event.  A “Qualifying Event” means the Participant's status as a director of the Company and/or an Affiliate of the Company (collectively, the “Affiliated Group”) is terminated due to (A) death or (B) the Participant's removal as, or not being re-elected or re-appointed as, a director of one or more entity member(s) of the Affiliated Group by the member(s), shareholder(s) or Board of Directors, as appropriate, of such entity or entities, as applicable, which removal or failure to re-elect or re-appoint shall not have been as a result of, caused by, or related to, Participant's resignation, or Participant's unwillingness to serve, for whatever reason, as a director of such entity or entities.

4. Delivery of Common Units; Rights as Unitholder.  The Restricted Common Units will be evidenced, at the sole option and in the sole discretion of the Committee, either (i) in book-entry form in the Participant’s name in the Unit register of the Partnership maintained by the Partnership’s transfer agent or (ii) a unit certificate issued in the Participant's name.  Participant shall have voting rights and shall be entitled to receive all distributions made by the Partnership as if such Restricted Common Units were Common Units free and clear of any restrictions.  If the Restricted Common Units are evidenced by a certificate, the certificate shall bear the following legend:

THE COMMON UNITS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN AGREEMENT MADE AS OF ______________________, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN, BETWEEN THE SEMGROUP ENERGY PARTNERS, G.P., L.L.C. (THE “GENERAL PARTNER”) AND THE REGISTERED HOLDER OF THE COMMON UNITS, AND ARE SUBJECT TO FORFEITURE TO THE GENERAL PARTNER UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SUCH AGREEMENT.  THE SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OF THE COMMON UNITS EVIDENCED BY THIS CERTIFICATE IS PROHIBITED UNDER THE TERMS AND CONDITIONS OF SUCH AGREEMENT, AND SUCH COMMON UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN SUCH AGREEMENT.

The Committee may cause the certificate to be delivered upon issuance to the secretary of the Company as a depository for safekeeping until the forfeiture occurs or the Restricted Period ends pursuant to the terms of this Agreement.  Upon request of the Committee, the Participant shall deliver to the Company a unit power, endorsed in blank, relating to the Restricted Common Units then subject to the Restricted Period.  The Company may place a “stop transfer” order against Common Units issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 4 have been complied with.  Upon termination of the Restricted Period, the Company shall release the restrictions on any vested Common Units and a certificate representing such vested Common Units shall be delivered to the Participant upon request.

5. Purchase for Investment.  The Common Units covered by this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Participant represents and warrants that, as of the date hereof, he (1) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Act and (2) is acquiring such Common Units for his own account for investment and not with a view to, or for sale in connection with, the distribution of such Common Units or any part thereof.  The Participant may be required to execute such documents as the Company determines are necessary and appropriate to effectuate the issuance and transfer of the Common Units to the Participant.

The certificates evidencing Common Units issued pursuant to this Agreement will bear the following legend or such other legend as determined by the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SEMGROUP ENERGY PARTNERS G.P., L.L.C. LONG-TERM INCENTIVE PLAN, THE ASSOCIATED AWARD AGREEMENT AND ANY APPLICABLE SHAREHOLDER AGREEMENT, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  COPIES OF SUCH PLAN, AWARD AGREEMENT AND SHAREHOLDER AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

The Company may also impose stop-transfer instructions with respect to any matter contemplated by the Plan or Agreement.

6. Receipt of Information.  The Participant acknowledges that he has (a) had access to SemGroup Energy Partners, L.P.’s (the “Partnership’s”) periodic filings with the Commission, including the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K and (b) been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Partnership and the Company regarding such matters sufficient to enable the Participant to evaluate the risks and merits of entering into this Agreement.

7. Code Section 83(b) Election.  The Participant shall be permitted to make an election under Section 83(b) of the Code, to include an amount in income in respect of the Award of Restricted Common Units in accordance with the requirements of Section 83(b) of the Code.

8. Assignment of Award.  The Participant’s rights under this Agreement and the Plan are personal; no assignment or transfer of the Participant’s rights under and interest in this Award may be made by the Participant other than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order.

9. No Guarantee of Continued Service.  No provision of this Agreement shall confer any right upon the Participant to continue serving as a Director.

10. Governing Law.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

11. Amendment.  This Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Company and the Participant.

                                    SEMGROUP ENERGY PARTNERS G.P., L.L.C.

            Date:                                                               By:

                Name:

                Title:

The Participant hereby accepts the foregoing Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

            PARTICIPANT:

            Date:                                                                                                        ____________________________________